Exhibit 99.8

        (Text of graph posted to Ashland Inc.'s website concerning
                    Ashland Water Technologies' revenue)

                      Net Monthly Sales ($, Millions)


                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January          26.8       25.9       26.2       29.2       32.1       32.6
February         25.5       25.2       28.6       28.7       30.6       33.6
March            24.9       23.7       28.0       31.5       33.2       33.9
April            25.1       26.6       28.5       31.3       34.1       36.8
May              26.1       26.5       28.8       30.3       32.8       34.2
June             25.8       26.7       28.6       29.6       33.8       42.1
July             26.0       27.5       29.6       32.4       33.3       60.9
August           27.0       29.0       30.0       31.4       35.0       64.2
September        27.8       29.3       29.9       31.9       36.6
October          25.1       26.8       28.8       30.2       31.7
November         25.5       25.8       28.3       30.7       32.8
December         24.5       26.1       27.1       32.1       32.3



              12 Month Net Sales Rolling Average ($, Millions)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January          25.8       25.8       26.6       28.8       31.0       33.2
February         25.8       25.7       26.9       28.8       31.2       33.5
March            25.7       25.6       27.3       29.1       31.3       33.5
April            25.7       25.8       27.4       29.3       31.5       33.8
May              25.8       25.8       27.6       29.4       31.8       33.9
June             25.7       25.9       27.8       29.5       32.1       34.6
July             25.7       26.0       27.9       29.8       32.2       36.9
August           25.8       26.2       28.0       29.9       32.5       39.3
September        25.7       26.3       28.1       30.0       32.9
October          25.8       26.4       28.2       30.2       33.0
November         25.9       26.5       28.4       30.4       33.2
December         25.8       26.6       28.5       30.8       33.2